UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 1, 2005

UNITED INDUSTRIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-4252	95-2081809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 INDUSTRY LANE, HUNT VALLEY, MD		21030
(Address of principal executive offices)		(Zip Code)

(410) 628-3500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On April 1, 2005, United Industrial Corporation’s wholly-owned subsidiary AAI Corporation (“AAI”) agreed to acquire all of the outstanding shares of ESL Defence (Holdings) Limited (“ESL Holdings”) for approximately £5.2 million pursuant to a Share Sale Agreement (the “Agreement”) among AAI, John T. Burrows, BAE Systems Avionics Limited, Victor J. McMullan and Joanna Fowler.  A copy of the Agreement is attached as Exhibit 10 to this Form 8-K.  ESL Holdings is the parent company of ESL Defence Limited (“ESL Defence”), a Hamble, England-based manufacturer of electro-optical (EO) test and simulation products.  Under the Agreement, Mr. Burrows, the owner of 67.6% of ESL Holdings, agreed to certain non-competition covenants for a period of three years following completion of the acquisition.  Additionally, the Agreement provides that a portion of the purchase price will be held in an escrow account for eighteen months after the closing date as security for potential claims for breaches of the representations and warranties set forth in the Agreement.  The escrowed amount is initially £780,000.  After 12 months the escrowed amount will be reduced to £520,000 plus the amount of any unresolved claims.  The remaining amount, except for the amount of any unresolved claims, will be released 18 months after closing.  The acquisition was completed on April 4, 2005.  As required by the Agreement, Mr. Burrows entered into a consulting agreement with AAI and Mr. McMullan entered into an amended employment agreement effective upon closing.

On April 4, 2005 United Industrial issued a press release announcing the completion of this transaction.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Forward-Looking Information

Except for the historical information contained herein, information set forth in this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements which include, but are not limited to, projections of revenues, earnings, segment performance, cash flows and contract awards. These forward-looking statements are subject to risks and uncertainties, which could cause the Company’s actual results or performance to differ materially from those expressed or implied in such statements. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, please see the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(a)              Not applicable.

(b)             Not applicable.

(c)              Exhibits:

10 Share Sale Agreement, dated April 1, 2005, by and among AAI Corporation, BAE Systems Avionics, John T. Burrows, Victor J. McMullan and Joanna Fowler.

99.1  Press Release dated April 4, 2005, announcing United Industrial Corporation’s acquisition of ESL Defence Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Industrial Corporation

	By:	/s/ Jonathan A. Greenberg
Jonathan A. Greenberg
Vice President, General Counsel and Secretary

Date: April 6, 2005